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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 13, 2001 included in the Security Associates International, Inc. Annual Report on Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.


                                                /s/ Arthur Andersen LLP

Chicago, Illinois
June 7, 2001